Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2016, relating to the financial statements, which appears in Vascular Biogenics Ltd.’s Annual Report on Form 20-F (No. 001-36581) for the year ended December 31, 2015.

/s/ Kesselman & Kesselman

Kesselman & Kesselman

Certified Public Accountants (lsr.)

A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
April 4, 2016